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                                                                EXHIBIT 11.01


                       COMPUTATION OF NET INCOME PER SHARE

               IN ACCORDANCE WITH INTERPRETIVE RELEASE NO. 34-9083
                    (In thousands, except per-share amounts)

                                                                    Years Ended
                                                        ------------------------------------
                                                         July 26,     July 28,     July 30,
                                                           1997         1996         1995
                                                        ----------   ----------   ----------
PRIMARY EARNINGS PER SHARE:
Actual weighted average common shares outstanding
  for the period                                           660,438      638,680      607,757

Weighted average shares assuming exercise of
  employees' stock options using average market price       28,881       27,906       22,954
                                                        ----------   ----------   ----------

Shares used in per-share calculations                      689,319      666,586      630,711
                                                        ==========   ==========   ==========

Net income applicable to primary income per share       $1,048,679   $  913,324   $  456,489
                                                        ==========   ==========   ==========

Net income per share based on SEC Interpretive
  Release No. 34-9083                                   $     1.52   $     1.37   $     0.72
                                                        ==========   ==========   ==========

  -----------
      (A) These calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 34-9083.


                       COMPUTATION OF NET INCOME PER SHARE

               IN ACCORDANCE WITH INTERPRETIVE RELEASE NO. 34-9083
                    (In thousands, except per-share amounts)


                                                                        Years Ended
                                                          ------------------------------------
                                                           July 26,     July 28,     July 30,
                                                             1997         1996         1995
                                                          ----------   ----------   ----------
FULLY DILUTED EARNINGS PER SHARE:
Actual weighted average common shares outstanding
  for the period                                             660,438      638,680      607,757

Weighted average shares assuming exercise of
  employees' stock options using ending market price          34,360       30,058       27,214
                                                          ----------   ----------   ----------

Shares used in per-share calculations                        694,798      668,738      634,971
                                                          ==========   ==========   ==========

Net income applicable to fully diluted income per share   $1,048,679   $  913,324   $  456,489
                                                          ==========   ==========   ==========

Net income per share based on SEC Interpretive
  Release No. 34-9083                                     $     1.51   $     1.37   $      .72
                                                          ==========   ==========   ==========

  -----------
      (A) These calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 34-9083.